Exhibit 99.1

One Gateway Center, Suite 702, Newton, MA 02458 USA
NEWS
FOR IMMEDIATE RELEASE
Clinical Data Announces Positive Results from
Phase III Pivotal Trial of Vilazodone for Depression
Study Met Both Primary and Secondary Efficacy Endpoints
Potential Genetic Biomarkers for Predicting Response to Vilazodone Identified
NEWTON, Mass. — September 4, 2007 — Clinical Data, Inc. (NASDAQ: CLDA) today announced positive results in its pivotal Phase III study of its investigative compound Vilazodone. In the study, the primary and supportive secondary efficacy endpoints were met. In addition, the study separately identified candidate biomarkers for a potential companion pharmacogenetic test for response to Vilazodone. In development for the treatment of depression, Vilazodone combines the mechanisms of action of both a Selective Serotonin Reuptake Inhibitor (SSRI) and a 5HT1A partial agonist, making this the only compound which combines two mechanisms used as first and second line treatments for mood disorders.
The randomized, double-blind, placebo-controlled, ten-site trial enrolled 410 adult patients with major depressive disorder and achieved the primary endpoint of mean change from baseline in the Montgomery-Åsberg Depression Rating Scale total score compared to placebo (p=.001). Vilazodone also met a key secondary endpoint of the study, as measured by mean change from baseline on the Hamilton Depression Rating Scale (p=.022). These two rating scales are the most common psychometric measures of response to antidepressants. The safety profile appears to be similar to currently marketed SSRIs.
“We are extremely pleased with the results and thank the Vilazodone team for all their hard work on this trial,” said Carol R. Reed, M.D., the Company’s Chief Medical Officer. “To have achieved significance on the primary efficacy endpoint supports not only our expertise in drug development but the stand-alone potential of this novel compound for the treatment of depression. To have also identified potential biomarkers for response to Vilazodone is testament to Clinical Data’s biomarker expertise. The implications for patients suffering from depression are exciting. We look forward to meeting with the FDA to discuss our remaining clinical trials program in support of our NDA filing on this important new therapeutic candidate and on a potential genetically based companion diagnostic.”
Drew Fromkin, President and CEO of Clinical Data, added, “These positive results are a validation of Clinical Data’s ability to advance the Vilazodone program through this Phase III trial with no additional external partnering or funding, resulting in a significant value proposition for our shareholders. We plan to aggressively pursue our development program for Vilazodone. With success in this endeavor, our novel dual-action compound could substantially improve the economic and clinical equation for the treatment of depression. This positive result with Vilazodone to date, coupled with our demonstrated ability to bring proprietary, pharmacogenetic tests to market, signals a new era for Clinical Data. We will be sharing more information during our upcoming presentation at the Bear Stearns Healthcare Conference on September 11.”

About Vilazodone
Vilazodone is a dual serotonergic Phase III antidepressant that Clinical Data is developing in parallel with genetic biomarkers to guide the use of this novel antidepressant. It is both a Selective Serotonin Reuptake Inhibitor and a 5HT1A partial agonist that has been found to have an acceptable safety profile for this stage of development. As approximately one-half of depressed patients do not achieve satisfactory results with current first-line treatment options, Clinical Data hopes to develop a product that combines a genetic test with Vilazodone to assist physicians in matching patients with a treatment that is more likely to be effective for each patient in the first instance. The worldwide rights to develop and commercialize Vilazodone were acquired from Merck KGaA of Darmstadt, Germany, in September 2004.
About Depression and the Antidepressant Market
The Surgeon General’s Office estimates that 5.3% of American adults, approximately 17 million people, suffer from depressive illness. According to the company’s estimates, antidepressants generated sales of more than $12 billion in 2006 in the U.S. It is believed that some people may be genetically predisposed to depression and that it may be possible to identify certain genetic biomarkers that might help to predict the likelihood of a patient’s pharmacological response to a given antidepressant.
About Clinical Data, Inc. and its PGxHealth Division
Clinical Data, Inc. is a global biotechnology company unlocking the potential of molecular discovery, from targeted science to better healthcare. Its PGxHealth™ Division has extensive experience and capabilities in the development, clinical validation, and delivery of genomic-based tests, in particular in the areas of efficacy and safety biomarkers for appropriate drug utilization. Through its own know-how and resources, work conducted with some of the world’s most prestigious genomics thought leaders and institutions, and use of innovative technologies, PGxHealth is focused on reducing treatment costs and improving clinical outcomes in those disease states and therapeutic classes beset with expensive, inefficient or suboptimal treatment options. It has branded its genetic tests based on these proprietary genetic markers Therapeutic Diagnostics™. Clinical Data’s Cogenics division provides molecular and pharmacogenomics services to both research and regulated environments and its Vital Diagnostics division offers in vitro diagnostics solutions for the clinical laboratory. Through all of these divisions, Clinical Data is leveraging advances in molecular discovery to provide tangible benefits for patients, doctors, scientists and health plans worldwide. Visit the company’s website at www.clda.com for more information.
For More Information
The Ruth Group
Sara Ephraim (investors)
+1-646-536-7002
sephraim@theruthgroup.com
Janine McCargo (media)
+1-646-536-7033
jmccargo@theruthgroup.com
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information about Clinical Data that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding: our ability to successfully integrate the operations, business, technology and intellectual property obtained in our acquisitions; our ability to obtain regulatory approval for, and successfully introduce our new products; our ability to expand our long-term business opportunities; our ability to maintain normal terms with our customers and partners; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether Vilazodone will advance further in the clinical trials process and whether and when, if at all, Vilazodone will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether Vilazodone will be successfully marketed if approved; whether our PGxPredict™ tests will gain wide acceptance in the market; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; our ability to achieve the expected synergies and operating efficiencies from all of our acquisitions; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; the development of and our ability to take advantage of the market for pharmacogenetic and biomarker products and services; general economic downturns; and other risks contained in our various SEC reports and filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, and our Current Reports on Form 8-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.
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